Exhibit 10.100

                            RF MONOLITHICS MANAGEMENT
                             INCENTIVE PLAN OF 2005

                        (As adopted on October 26, 2005)

ELIGIBILITY
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Management-level employees of RF Monolithics, Inc. ("RF Monolithics") or a
Subsidiary, as recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors ("Committee"), are eligible to participate in the RF Monolithics Management Incentive Plan of 2005, (as from time to time amended and in effect, the "Plan"). The Chief Executive Officer is also eligible to participate as approved by the Committee.

PARTICIPATION
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Generally, management-level employees who are promoted or newly hired after the start of a performance cycle shall participate at the discretion of the Chief Executive Officer.

OVERVIEW
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The Plan is being implemented pursuant to the terms and conditions of the
Omnibus Cash Incentive Plan of 2005 (as from time to time amended and in effect, the "Omnibus Plan"). Here is an overview of the Plan:

>>   Performance Cycle
     The Plan is based upon one-year performance cycles selected by the Committee with the first performance cycle beginning on September 1, 2005.

>>   Performance Measures
     Performance measures for each cycle will be determined by the Committee based on quarterly and cumulative sales growth and quarterly cumulative improvement in economic profit during each one-year performance cycle of RF Monolithics, Inc. Economic profit is defined as net income before or after tax, as specified by the Committee. Performance measures also may include success in implementing RF Monolithics' strategic business plan, including without limitation success in increasing of sales in particular product lines. The Committee also may include performance of a specific function for which the participant has responsibility and may delegate to the Chief Executive Officer the determination of a participant's effectiveness with respect to such function (however, the Chief Executive Officer's functional performance shall be determined by the Committee).

     Sales and net operating profit after tax for each year shall be determined in accordance with generally accepted accounting principles but shall exclude the effect of all acquisitions, all gains or losses on the sale of a business, any asset impairment, and any other special items designated by the Committee.

>>   Maximum Earned Award
     A participant's maximum earned award for a performance cycle will be specified by the Committee when performance measures are set for the performance cycle.

>>   The Payout Process
     o All earned awards will be paid in cash. Payments will be made as soon as administratively practicable following the close of a performance cycle; provided, however, to the extent that earned awards are based upon quarterly performance or cumulative quarterly performance, they will be paid as soon as administratively practicable following the close of the quarter as to which the award has been earned.

     o    A participant has no right to any award until that award is paid.

     o The Committee may reduce the amount of the payment to be made pursuant to this Plan to any participant who is or may be a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code at any time prior to payment as a result of the participant's performance during the performance cycle. The Chief Executive Officer may adjust the amount of the payment to be made pursuant to this Plan to any other participant at any time prior to payment as a result of the participant's performance during the performance cycle; provided, however, that any such adjustment may not result in a payment to the participant in excess of the participant's maximum award under the Plan and any such adjustment to a payment to an officer of the Company will be subject to the approval of the Committee.

     o If the Committee determines, in its sole discretion, that a participant has engaged in any activity at any time, prior to the payment of an award, that the Committee determines was, is, or will be harmful to the Company, the participant will forfeit any unpaid award.

EVENTS AFFECTING THE PLAN
-------------------------

>>   Change in Employment
     o Generally, a participant will be eligible for payment of an earned award only if employment continues through the last day of the performance cycle.

     o Pro rata awards may be possible, however, depending upon the type of the employment termination. The table below summarizes how earned awards will generally be prorated in accordance with the type of employment termination:

================================================================================
If employment terminates due to...              The earned award will be...
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Death                                     Pro rated award based on the number of
                                          completed months within the
                                          performance cycle the participant
                                          actually was working.

Total and Permanent Disability            Pro rated award based on the number of
                                          completed months within the
                                          performance cycle the participant
                                          actually was working.

Retirement                                Pro rated award based on the number of
                                          completed months within the
                                          performance cycle the participant
                                          actually was working.

Termination of Employment Because of
Serious Misconduct                        Forfeited.

Change in Employment in Connection with
a Divestiture                             Forfeited.

Termination of Employment for any Other   To be determined by the Committee in
Reason than Described Above               its sole discretion.

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     For purposes of the Plan, "Total and Permanent Disability" and Retirement"
     will be defined as set forth below:

     o Total and Permanent Disability means for (x) U.S. employees, entitlement to long-term disability benefits under the RF Monolithics Disability Income Plan, as amended and any successor plan and (y) non-U.S. employees, as established by applicable RF Monolithics policy or as required by local regulations.

     o Retirement means retirement from RF Monolithics or a Subsidiary as follows:

            (i) Retiring at or after age 55 with 20 years of service;


           (ii) Retiring at or after age 60 with 10 years of service;


          (iii) Retiring at or after age 65, without regard to years of service;


           (iv) Retiring with any other combination of age and service, at the discretion of the Committee.

>>   Change in Control
If RF Monolithics undergoes a Change in Control as defined in the Omnibus Plan:

     o The performance of RF Monolithics and each participant will be determined as of the effective date of the Change in Control.

     o Pro rata award payments will be made based on the number of completed months of the cycle as of the effective date of the Change in Control.

     o Awards will be paid in cash as soon as administratively practicable following the effective date of the Change in Control.

DEFINITION OF TERMS "Subsidiary" means an entity of which RF Monolithics owns directly or indirectly at least 50% and that RF Monolithics consolidates for financial reporting purposes.

"Serious Misconduct" means any misconduct that is a ground for termination under the RF Monolithics Code of Conduct, or human resources policies, or other written policies or procedures.

If a term is used but not defined, it has the meaning given such term in the Omnibus Plan.

RESERVATION AND RETENTION OF COMPANY RIGHTS
-------------------------------------------

     o The selection of any employee for participation in the Plan will not give that participant any right to be retained in the employ of the Company.

     o Participation in the Plan is completely at the discretion of RF Monolithics, and RF Monolithics' decision to make an award in no way implies that similar awards may be granted in the future.

     o Anyone claiming a benefit under the Plan will not have any right to or interest in any awards unless and until all terms, conditions, and provisions of Plan that affect that person have been fulfilled as specified herein.

     o No employee will at any time have a right to be selected for participation in a future performance period for any fiscal year, despite having been selected for participation in a previous performance period.

GOVERNANCE
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It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan, all of which will be binding upon the participant.

AMENDMENT, MODIFICATION, and TERMINATION
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The Committee may amend, modify, or terminate the Plan and the terms applicable to any performance cycle at any time; provided, however, that no such action may adversely affect a participant's rights under the Plan subsequent to such time as negotiations or discussions which ultimately lead to a Change in Control have commenced.

MISCELLANEOUS PROVISIONS
------------------------

     o Award opportunities may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

     o The Company will have the right to deduct from any or all payments under the Plan amounts sufficient to satisfy all federal, state and local withholding tax requirements.

     o To the extent permitted by law, amounts paid under the Plan will not be considered to be compensation for purposes of any benefit plan or program maintained by the Company.

     o All obligations of the Company under the Plan with respect to payout of awards, and the corresponding rights granted thereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition of all or substantially all of the business and/or assets of the Company.

     o In the event that any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

     o No participant or beneficiary will have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

     o To the extent not preempted by federal law, the Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws of the state of Texas without giving effect to the principles of conflicts of laws.

     o This Plan constitutes a legal document which governs all matters involved with its interpretation and administration and supersedes any writing or representation inconsistent with its terms.